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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related joint prospectus/proxy statement of Rational Software Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated April 18, 2000, with respect to the consolidated financial statements and schedule of Rational Software Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2000 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Palo Alto, California
December 29, 2000